EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Christopher Beals, the Chief Executive Officer of WM Technology, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of WM Technology, Inc. for the quarterly period ended June 30, 2021, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of WM Technology, Inc.

Date:	August 13, 2021	By:	/s/ Christopher Beals
Christopher Beals
Chief Executive Officer
(Principal Executive Officer)

I, Arden Lee, the Chief Financial Officer of WM Technology, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of WM Technology, Inc. for the quarterly period ended June 30, 2021, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of WM Technology, Inc.

Date:	August 13, 2021	By:	/s/ Arden Lee
Arden Lee
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)